                                                                 Exhibit 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference and use of our report dated January 17, 1997, except for Note 1, stock dividends, as to which the date is January 31, 1997, on the consolidated financial statements of Rurban Financial Corp., which appears on page 48 of Rurban Financial Corp.'s Form 10-K for the year ended December 31, 1996, in Rurban Financial Corp.'s Registration Statement on Form S-8 pertaining to the Rurban Financial Corp. Stock Option Plan, dated March 12, 1997.



                                              /s/ Crowe Chizek and Company LLP
                                              --------------------------------

South Bend, Indiana
February 24, 1998